Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:	CONTACT:
Terence R. Montgomery
610-480-8000
terry.montgomery@infrasourceinc.com

Mahmoud Siddig
212-889-4350
mahmoud.siddig@taylor-rafferty.com
INFRASOURCE SERVICES, INC. REPORTS 2006 RESULTS
Fourth quarter revenues increased 12% and net income increased 30% over prior year period
Backlog increased 13% over third quarter 2006
MEDIA, PA – March 5, 2007 – InfraSource Services, Inc. (NYSE:IFS), one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States, today announced earnings of $0.19 per diluted share for the fourth quarter ended December 31, 2006, above the upper end of previously announced net income guidance of $0.15 to $0.17 per diluted share. For the twelve months ended December 31, 2006, the Company’s earnings were $0.65 per diluted share compared to $0.34 in 2005.
Fourth Quarter Results
Revenues for the fourth quarter 2006 increased $27.5 million, or 12%, to $247.9 million, compared to $220.4 million for the same quarter in 2005 due primarily to growth in our electric end market revenues. Net income for the fourth quarter 2006 was $7.6 million, or $0.19 per diluted share, versus $5.8 million, or $0.15 per diluted share, for the fourth quarter last year.
Excluding the items in the attached table, income as adjusted (non-GAAP) was $7.9 million for the fourth quarter 2006 versus $6.7 million for the same quarter in 2005, an increase of 19%. Reconciliations of net income to our non-GAAP financial measures are included in the attached tables.
Backlog & New Awards
At the end of the fourth quarter 2006, total backlog was $902 million which was 13% higher than at the end of the third quarter 2006. This increase was primarily related to additional natural gas
- More -

backlog (36% increase), a 6% increase in electric backlog due to industrial project awards and a 4% increase in telecommunications backlog. Total backlog was 2% higher than at the end of the fourth quarter 2005. Electric and telecommunications backlogs increased 6% and 9%, respectively, offset by a 14% decrease in natural gas backlog due to the planned exit of certain low margin contracts and shorter than typical durations on the renewals of several of our natural gas master services agreement contracts.
Among our awards adding to backlog during the fourth quarter 2006 were 12 scopes of electrical work totaling $72 million, 7 scopes of natural gas work totaling $112 million and 7 scopes of telecommunications work totaling $67 million. Subsequent to the end of the fourth quarter, bidding and award activity for the Company’s services continues to be strong including the previously announced award of a multi-year construction and project management contract with American Transmission Company which will add approximately $100 million to our backlog.
Twelve Months Financial Review
Revenues for the twelve months ended December 31, 2006 increased $139.2 million, or 16%, to $992.3 million, compared to $853.1 million for 2005 due primarily to growth in revenues from our electric and telecommunications end markets with natural gas end market revenues comparable to 2005.
Net income for 2006 was $26.1 million, or $0.65 per diluted share, versus $13.7 million, or $0.34 per diluted share, for the prior year. Net income for 2006 included a non-cash charge associated with the refinancing of our bank debt of $0.06 per diluted share, stock-based compensation expenses of $0.05 per diluted share pursuant to SFAS 123R and $0.02 per diluted share of amortization of intangible assets.
Excluding the items in the attached table, income as adjusted (non-GAAP) was $31.7 million for 2006 versus $14.0 million for 2005.
David Helwig, Chairman, President and Chief Executive Officer, said, “We are very pleased with the strength of our earnings for the quarter, the sequential increase in our backlog and the growth in our earnings for the year. We continue to believe that we are well positioned to benefit from growth opportunities in our end markets including opportunities in electric transmission and telecommunications high-bandwidth infrastructures. Our continued efforts to capitalize on the breadth and strength of our complementary services and the level of activity in our end markets are encouraging; however, as we have said previously, our quarterly revenue and earnings will continue to depend on the timing and scope of contract awards, especially those for large electric projects, and our performance on those contracts.”
- More -

Conference Call
InfraSource has scheduled a conference call for March 5, 2007 at 9:00AM EDT to discuss the results for the quarter and its updated guidance. This conference call will be webcast live on the InfraSource website at www.infrasourceinc.com by clicking on the investors, webcasts & presentations links. A webcast replay will be available immediately following the call at the same location on the website through March 4, 2008. For those investors who prefer to participate in the conference call by phone, please dial (480) 629-9562. An audio replay of the conference call will be available shortly after the call through March 12, 2007 by calling (303) 590-3030 and using passcode 3705229. For more information, please contact Mahmoud Siddig at Taylor Rafferty at (212) 889-4350.
About InfraSource
InfraSource Services, Inc. (NYSE:IFS) is one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers. Further information can be found at www.infrasourceinc.com.

- More -

Safe Harbor Statement
Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of known and unknown risks, uncertainties and other factors affecting our business that could cause our actual results to differ materially from those contemplated by the statements. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) loss of key customers; (3) the impact of variations between actual and estimated costs under our contracts, particularly our fixed-price contracts; (4) our ability to attract and retain qualified personnel; (5) our ability to successfully bid for and perform large-scale project work in accordance with our estimated costs; (6) work hindrance due to inclement weather events; (7) the definitive award of new contracts and the timing of the performance of those contracts; (8) project delays or cancellations; (9) the failure to meet schedule or performance requirements of our contracts; (10) the uncertainty of implementation of the recently enacted federal energy legislation; (11) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (12) successful integration of acquisitions into our business; (13) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; and (14) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.

- Tables to Follow -

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended	Three Months Ended
	December 31, 2005	December 31, 2006
Revenues	$220,431	$247,889
Cost of revenues	188,018	212,004

Gross profit	32,413	35,885

Selling, general and administrative expenses	19,886	23,573
Provision for uncollectible accounts	11	1,464
Amortization of intangible assets	600	256

Income from operations	11,916	10,592
Interest income	60	315
Interest expense	(2,285)	(1,711)
Other income, net	914	1,699

Income from continuing operations before income taxes	10,605	10,895
Income tax expense	4,546	3,621

Income from continuing operations	6,059	7,274
Discontinued operations:
Loss from discontinued operations (net of income tax benefit of $(142) and $(8), respectively)	(270)	(28)

Gain on disposition of discontinued operation (net of income tax (benefit) provision of $(60) and $187, respectively)	42	308

Net income	$5,831	$7,554

Basic income (loss) per share:
Income from continuing operations	$0.16	$0.18
Loss from discontinued operations	(0.01)	(0.00)
Gain on disposition of discontinued operation	—	0.01

Net income	$0.15	$0.19

Weighted average basic common shares outstanding	39,337	40,052

Diluted income (loss) per share:
Income from continuing operations	$0.16	$0.18
Loss from discontinued operations	(0.01)	(0.00)
Gain on disposition of discontinued operation	—	(0.01)

Net income	$0.15	$0.19

Weighted average diluted common shares outstanding	40,141	40,621

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Year Ended	Year Ended
	December 31, 2005	December 31, 2006
Revenues	$853,076	$992,305
Cost of revenues	750,248	846,646

Gross profit	102,828	145,659

Selling, general and administrative expenses	73,737	94,787
Merger related costs	218	—
Provision for uncollectible accounts	156	1,500
Amortization of intangible assets	4,911	1,004

Income from operations	23,806	48,368
Interest income	388	953
Interest expense	(8,157)	(6,908)
Write-off of deferred financing costs	—	(4,296)
Other income, net	6,663	4,144

Income from continuing operations before income taxes	22,700	42,261
Income tax expense	9,734	16,391

Income from continuing operations	12,966	25,870
Discontinued operations:
(Loss) income from discontinued operations (net of income tax (benefit) provision of $(699) and $1, respectively)	(1,069)	2

Gain on disposition of discontinued operation (net of income tax provision of $1,372 and $165, respectively)	1,832	273

Net income	$13,729	$26,145

Basic income (loss) per share:
Income from continuing operations	$0.33	$0.65
(Loss) income from discontinued operations	(0.03)	0.00
Gain on disposition of discontinued operation	0.05	0.01

Net income	$0.35	$0.66

Weighted average basic common shares outstanding	39,129	39,757

Diluted income (loss) per share:
Income from continuing operations	$0.32	$0.64
(Loss) income from discontinued operations	(0.03)	0.00
Gain on disposition of discontinued operation	0.05	0.01

Net income	$0.34	$0.65

Weighted average diluted common shares outstanding	39,943	40,364

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	December 31,	December 31,
	2005	2006
Current assets:
Cash and cash equivalents	$31,639	$26,209
Contract receivables (less allowances for doubtful accounts of $3,184 and $3,770, respectively)	136,610	166,780
Costs and estimated earnings in excess of billings	84,360	59,012
Inventories	5,131	5,443
Deferred income taxes	4,683	8,201
Other current assets	7,678	6,384
Current assets – discontinued operations	3,033	746

Total current assets	273,134	272,775

Property and equipment (less accumulated depreciation of $55,701 and $73,302, respectively)	143,881	154,578
Goodwill	138,054	146,933
Intangible assets (less accumulated amortization of $19,861 and $20,865, respectively)	1,884	900
Deferred charges and other assets, net	12,117	5,529
Assets held for sale	—	517
Non-current assets – discontinued operations	319	—

Total assets	$569,389	$581,232

Current liabilities:
Current portion of long-term debt	$889	$42
Current portion of capital lease obligations	—	35
Short-term credit facility borrowings	—	1,077
Other liabilities — related parties	11,299	766
Accounts payable	50,923	47,846
Accrued compensation and benefits	20,402	27,951
Other current and accrued liabilities	20,434	22,096
Accrued insurance reserves	30,550	36,166
Billings in excess of costs and estimated earnings	15,012	23,245
Deferred revenues	6,590	6,188
Current liabilities – discontinued operations	1,501	—

Total current liabilities	157,600	165,412

Long-term debt, net of current portion	83,019	50,014
Capital lease obligations, net of current portion	—	56
Deferred revenues	17,826	16,347
Other long-term liabilities – related party	420	900
Deferred income taxes	3,320	3,750
Other long-term liabilities	5,298	5,568
Non-current liabilities – discontinued operations	50	—

Total liabilities	267,533	242,047

Commitments and contingencies

Shareholders’ equity:

Preferred stock, $.001 par value (authorized - 12,000,000 shares; 0 shares issued and outstanding)	—	—
Common stock $.001 par value (authorized - 120,000,000 shares; issued 39,396,694 and 40,263,739 shares, respectively, and outstanding – 39,366,824 and 40,233,869, respectively)	39	40
Treasury stock at cost (29,870 shares)	(137)	(137)
Additional paid-in capital	278,387	288,517
Deferred compensation	(1,641)	—
Retained earnings	24,640	50,785
Accumulated other comprehensive income (loss)	568	(20)

Total shareholders’ equity	301,856	339,185

Total liabilities and shareholders’ equity	$569,389	$581,232

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)
We believe investors’ understanding of our operating performance is enhanced by disclosing the following non-GAAP financial measures:
•	Net income, as adjusted (“Income as adjusted”), which we define as GAAP net income, adjusted for certain significant non-core items that, in management’s opinion, are not indicative of our core operating performance;

•	EBITA from continuing operations before extraordinary items, net (“EBITA from continuing operations”), which we define as net income before discontinued operations, income tax expense, interest expense, interest income and amortization;

•	EBITA from continuing operations, as adjusted (“EBITA as adjusted”), which we define as EBITA from continuing operations, adjusted for certain significant items that, in management’s opinion, are not indicative of our core operating performance;

•	EBITDA from continuing operations before extraordinary items, net (“EBITDA from continuing operations”), which we define as EBITA from continuing operations before depreciation; and

•	EBITDA from continuing operations, as adjusted (“EBITDA as adjusted”), which we define as EBITA as adjusted before depreciation.
The significant non-core items for the periods shown are set forth in the tables below. We believe it is helpful to an understanding of our business to assess the effects of these items on our results of operations in order to evaluate our performance from period to period on a more consistent basis. This presentation should not be construed as an indication that similar charges will not recur or that our future results will be unaffected by other charges and gains we consider to be outside the ordinary course of our business.
We present these non-GAAP financial measures primarily as supplemental performance measures because we believe they facilitate operating performance comparisons from period to period and company to company as they exclude certain items that we believe are not representative of our core operations. In addition, we believe that these measures are used by financial analysts as measures of our financial performance and that of other companies in our industry. Because Income as adjusted, EBITA from continuing operations, EBITDA from continuing operations, EBITA as adjusted and EBITDA as adjusted facilitate internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use these measures for business planning and analysis purposes, in measuring our performance relative to that of our competitors and/or in evaluating acquisition opportunities. In addition, we use certain of these measures in establishing incentive compensation goals and/or determining compliance with covenants in our senior credit facility. We use EBITA from continuing operations and EBITA as adjusted in addition to our other non-GAAP measures because they include all aspects of our equipment charges, including both operating leases and depreciation from owned equipment. We believe these are important measures for analyzing our performance because they eliminate the variation related to lease versus purchase decisions on capital equipment. Because Income as adjusted, EBITA from continuing operations, EBITDA from continuing operations, EBITA as adjusted and EBITDA as adjusted have limitations as analytical tools, you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	These measures do not include cash expenditures for capital purchases or contractual commitments;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these measures do not reflect cash requirements for such replacements;

•	These measures do not reflect the non-cash costs of our stock-based compensation plans, which are an on-going component of our executive compensation program.

•	These measures do not reflect changes in, or cash requirements necessary to service interest or principal payments on, our indebtedness;

•	Income as adjusted, EBITA as adjusted and EBITDA as adjusted do not necessarily reflect adjustments for all earnings or charges resulting from matters that we may consider not to be indicative of our core operations; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended	Three Months Ended
	December 31, 2005	December 31, 2006
Net income (GAAP)	$5,831	$7,554

Loss from discontinued operations (net of tax)	270	28

Gain on disposition of discontinued operation (net of tax)	(42)	(308)

Amortization of intangible assets relating to purchase accounting	343	171

Stock compensation expenses	261	458

Income as adjusted (a non-GAAP financial measure)	$6,663	$7,903

	Three Months Ended	Three Months Ended
	December 31, 2005	December 31, 2006
Net income (GAAP)	$5,831	$7,554

Loss from discontinued operations (net of tax)	270	28

Gain on disposition of discontinued operation (net of tax)	(42)	(308)

Income tax expense	4,546	3,621

Interest expense	2,285	1,711

Interest income	(60)	(315)

Amortization of intangible assets relating to purchase accounting	600	256

EBITA from continuing operations (a non-GAAP financial measure)	13,430	12,547

Stock compensation expenses	457	686

EBITA as adjusted (a non-GAAP financial measure)	$13,887	$13,233

Depreciation	6,916	5,063

EBITDA from continuing operations (a non-GAAP financial measure)	$20,346	$17,610

EBITDA as adjusted (a non-GAAP financial measure)	$20,803	$18,296

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Year Ended	Year Ended
	December 31, 2005	December 31, 2006
Net income (GAAP)	$13,729	$26,145

Loss (income) from discontinued operations (net of tax)	1,069	(2)

Gain on disposition of discontinued operation (net of tax)	(1,832)	(273)

Amortization of intangible assets relating to purchase accounting	2,805	615

Litigation judgment reversal	(2,162)	—

Stock compensation expenses	406	2,118

Secondary offering expenses	—	451

Write-off of deferred financing costs	—	2,630

Income as adjusted (a non-GAAP financial measure)	$14,015	$31,684

	Year Ended	Year Ended
	December 31, 2005	December 31, 2006
Net income (GAAP)	$13,729	$26,145

Loss (income) from discontinued operations (net of tax)	1,069	(2)

Gain on disposition of discontinued operation (net of tax)	(1,832)	(273)

Income tax expense	9.734	16,391

Interest expense	8,157	6,908

Interest income	(388)	(953)

Amortization of intangible assets relating to purchase accounting	4,911	1,004

EBITA from continuing operations (a non-GAAP financial measure)	35,380	49,220

Litigation judgment reversal	(3,785)	—

Stock compensation expenses	711	3,460

Secondary offering expenses	—	737

Write-off of deferred financing costs	—	4,296

EBITA as adjusted (a non-GAAP financial measure)	$32,306	$57,713

Depreciation	27,540	25,601

EBITDA from continuing operations (a non-GAAP financial measure)	$62,920	$74,821

EBITDA as adjusted (a non-GAAP financial measure)	$59,846	$83,314

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Supplemental Financial Data
(Unaudited)
(In millions)

	Three Months Ended		Three Months Ended		Increase/(decrease)
Revenues by End Market	December 31, 2005		December 31, 2006		$	%
Electric
- Transmission	$48.0	21.8%	$66.4	26.8%	$18.4	38.3%
- Substation	32.4	14.7%	47.0	19.0%	14.6	45.1%
- Other Electric	43.8	19.9%	39.9	16.1%	(3.9)	-8.9%

Subtotal	124.2	56.4%	153.3	61.8%	29.1	23.4%
Natural Gas	63.2	28.7%	66.1	26.7%	2.9	4.6%
Telecommunications	28.9	13.1%	25.2	10.2%	(3.7)	-12.8%
Other	4.1	1.9%	3.3	1.3%	(0.8)	-19.5%

Total	$220.4	100.0%	$247.9	100.0%	$27.5	12.5%

	Year Ended		Year Ended		Increase/(decrease)
	December 31, 2005		December 31, 2006		$	%
Electric
- Transmission	$160.7	18.8%	$259.6	26.2%	$98.9	61.5%
- Substation	138.6	16.2%	204.1	20.6%	65.5	47.3%
- Other Electric	171.1	20.1%	144.7	14.6%	(26.4)	-15.4%

Subtotal	470.4	55.1%	608.4	61.3%	138.0	29.3%
Natural Gas	265.5	31.1%	268.6	27.1%	3.1	1.2%
Telecommunications	101.2	11.9%	105.5	10.6%	4.3	4.2%
Other	16.0	1.9%	9.8	1.0%	(6.2)	-38.8%

Total	$853.1	100.0%	$992.3	100.0%	$139.2	16.3%

					Increase/(decrease)
Backlog by End Market	December 31, 2005		December 31, 2006		$	%
Electric
- Transmission	$184.3	20.9%	$138.8	15.4%	$(45.5)	-24.7%
- Substation	123.9	14.1%	132.0	14.6%	8.1	6.5%
- Other Electric	45.5	5.2%	102.4	11.4%	56.9	125.1%

Subtotal	353.7	40.1%	373.2	41.4%	19.5	5.5%
Natural Gas	284.4	32.3%	245.6	27.2%	(38.8)	-13.6%
Telecommunications	232.4	26.4%	254.0	28.2%	21.6	9.3%
Other	10.5	1.2%	29.3	3.2%	18.8	179.0%

Total	$881.0	100.0%	$902.1	100.0%	$21.1	2.4%

					Increase/(decrease)
	September 30, 2006		December 31, 2006		$	%
Electric
- Transmission	$152.4	19.0%	$138.8	15.4%	$(13.6)	-8.9%
- Substation	132.2	16.5%	132.0	14.6%	(0.2)	-0.2%
- Other Electric	67.2	8.4%	102.4	11.4%	35.2	52.4%

Subtotal	351.8	43.9%	373.2	41.4%	21.4	6.1%
Natural Gas	180.4	22.5%	245.6	27.2%	65.2	36.1%
Telecommunications	245.5	30.6%	254.0	28.2%	8.5	3.5%
Other	24.0	3.0%	29.3	3.2%	5.3	22.1%

Total	$801.7	100.0%	$902.1	100.0%	$100.4	12.5%

Note: Percentages may not add due to rounding.